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Exhibit 99.4

        ALEX SHESHUNOFF & CO.
INVESTMENT BANKING

CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Texas Regional Bancshares, Inc., of our opinion, dated November 14, 2003 with respect to the merger of Texas Regional Bancshares, Inc., Southeast Texas Bancshares, Inc., and to our firm, respectively, included in the Registration Statement No.             of Texas Regional Bancshares, Inc. and to the inclusion of such opinion as an annex to the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

ALEX SHESHUNOFF & CO. INVESTMENT BANKING
/s/ Alex Sheshunoff & Co. Investment Banking, L.P.

AUSTIN, TX
January 30, 2004

2801 VIA FORTUNA BOULEVARD SUITE 625 AUSTIN, TEXAS 78746
PHONE 512-479-8200 FAX 512-472- 8953

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CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING